EXHIBIT 10.3

LINCOLN GOLD CORPORATION

STOCK OPTION AGREEMENT
(2005 Stock Option Plan – Consultant)

This STOCK OPTION AGREEMENT is made effective as of this 25th day of September, 2007 between LINCOLN GOLD CORPORATION a British Columbia corporation, (the “Company”) and <> (the “Consultant”), <> of the Company.

BACKGROUND

          A.      The Consultant has been retained to provide consulting services to the Company, or a subsidiary of the Company.

          B.      The Company has adopted the 2005 Stock Option Plan (the "Plan") pursuant to which shares of its common stock have been reserved for issuance under the Plan.

NOW, THEREFORE, the parties hereto agree as follows:

1.      Grant of Option

The Company hereby irrevocably grants under the Plan to the Consultant the right and option (hereinafter referred to as the “Option”) to purchase from the Company all or any portion of an aggregate of <> (<>) shares of common stock of the Company (the “Shares”) subject to the terms and conditions herein set forth. The Options will be Non-Qualified Incentive Stock Options under the Plan.

The number of Shares granted will be subject to adjustment pursuant to the terms of the Plan.

2.      Exercise Price

The exercise price of the Shares covered by the Option shall be $0.25 per Share.

3.      Exercise and Vesting of Option

The Option will be fully vested.

4.      Term of Option

Except as otherwise provided in this Agreement, the Option shall be exercisable until September 25, 2010 (the “Expiration Date”). This Agreement and the right of the Consultant to exercise the Option will terminate upon the earliest of the following dates:

(i)	the date which is one (1) month from the date on which the Consultant ceases to be a consultant of the Company or any subsidiary of the Company, if applicable;

(ii)

in the event of the termination of the Consultant for Cause (as defined in the Plan) or material breach of the Consultant’s obligations to the Company, the earliest date on which the Consultant is terminated as a consultant;

(iii)	the date which is six (6) months from the date of the Consultant’s retirement, disability or death, in the event of termination as a result of the retirement, disability or death of the Consultant; or

(iv)	the Expiration Date.

Upon termination of this Agreement and the right of the Consultant to exercise the Option as set forth above, the Option shall terminate and become null and void.

5.      Manner of Exercising Option

Subject to the terms and conditions of this Agreement, the Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of Shares to be purchased and accompanied by the full exercise price for such Shares. Any such notice shall be deemed given when received by the Company at its corporate headquarters. The exercise price shall be payable:

(i)	in United States dollars upon exercise of the Option and may be paid by cash, uncertified or certified check or bank draft; or

(ii)	at the election and sole discretion of the Company, in such other manner as is permitted pursuant to the Plan.

All Shares that shall be issued upon the exercise of the Option as provided herein shall be issued as fully paid and non-assessable shares of the Company’s common stock.

6.      Capital Adjustments

The existence of this option shall not affect in any way the right or power of the Company or its stockholders to: (1) make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business; (2) enter into any merger or consolidation; (3) issue any bonds, debentures, preferred or prior preference stocks ahead of or affecting the common stock or the rights thereof, (4) issue any securities convertible into any common stock, (5) issue any rights, options, or warrants to purchase any common stock, (6) dissolve or liquidate the Company, (7) sell or transfer all or any part of its assets or business, or (8) take any other corporate act or proceedings, whether of a similar character or otherwise.

The shares with respect to which this option is granted are shares of the common stock of the Company as presently constituted, but if and whenever, prior to the delivery by the Company of all the shares of the stock with respect to which this option is granted, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the stock outstanding without receiving compensation therefor in money, services, or property, the number of shares of stock then remaining subject to this option shall: (1) in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced; or (2) in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration payable per share shall be proportionately increased.

7.      Reorganization, Merger, Amalgamation and Consolidation

The purchase price and the number of shares which can be purchased by the Consultant upon the exercise of the options provided by this Agreement shall be subject to adjustment in the events and in the manner following:

(i)

In case of any capital reorganization or of any reclassification of the capital of the Company or in case of the consolidation, merger or amalgamation of the Company with or into any other company, this Agreement shall after such capital reorganization, reclassification of capital, consolidation, merger or amalgamation confer the right to purchase the number of shares or other securities of the Company or of the Company resulting from such capital reorganization, reclassification, consolidation, merger or amalgamation, as the case may be, to which the holder of the shares deliverable at the time of such capital reorganization, reclassification of capital, consolidation, merger or amalgamation, upon the exercise of the options would have been entitled. On such capital reorganization, reclassification, consolidation, merger or amalgamation appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Consultant pursuant to this Option Agreement so that the provisions set forth herein shall thereafter be applicable as nearly as may reasonably be in relation to any shares or other securities thereafter deliverable on the exercise of the options provided for by this Agreement.

(ii)

If there shall, prior to the exercise of any of the options provided for by this Agreement, be any reorganization of the authorized capital of the Company by way of consolidation, merger, subdivision, amalgamation or otherwise, or the payment of any stock dividends, then there shall automatically be an adjustment in either or both of the number of shares which may be purchased pursuant hereto or the price at which such shares may be purchased so that the rights evidenced hereby shall thereafter as reasonably as possible be equivalent to those originally granted hereby. The Company shall have the sole and exclusive power to make such adjustments as it considers necessary and desirable.

8.      Rights of Option Holder

The Consultant, as holder of the Option, shall not have any of the rights of a shareholder with respect to the Shares covered by the Option except to the extent that one or more certificates for such Shares shall be delivered to him or her upon the due exercise of all or any portion of the Option.

9.      Non-Transferability

The Option shall not be transferred, pledged or assigned except as provided in the Plan.

10.    No Right to Continue as Consultant or Right to Corporate Assets

Nothing contained in this Agreement shall be deemed to grant the Consultant any right to continue as a consultant of the Company for any period of time or to any right to continue his or her present or any other rate of compensation, nor shall this Agreement be construed as giving the Consultant, the Consultant’s beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

11.    Securities Law Matters

The Consultant acknowledges that the Shares to be received by him or her upon exercise of the Option have not been registered under the Securities Act of 1933, as amended, or the Blue Sky laws of any state (collectively, the “Securities Acts”). The Consultant acknowledges and understands that the Company is under no obligation to register, under the Securities Acts, the Shares received by him or her or to assist him or her in complying with any exemption from such registration if he or she should at a later date wish to dispose of the Shares. The Consultant acknowledges that if the Shares are not registered under the

Securities Acts at the time of the exercise of the Option, or any part thereof, the Shares shall bear a legend restricting the transferability thereof, such legend to be substantially in the following form:

“The shares represented by this certificate have not been registered or qualified under the Securities Act of 1933, as amended, or state securities laws. The shares may not be offered for sale, sold, pledged or otherwise disposed of unless so registered or qualified, unless an exemption exists or unless such disposition is not subject to the federal or state securities laws, and the Company may require that the availability of any exemption or the inapplicability of such securities laws be established by an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Company.”

12.    Consultant Representations

The Consultant hereby represents and warrants that:

(i)

the Consultant has reviewed with his or her own tax advisors all applicable tax consequences of the transactions contemplated by this Agreement. The Consultant is relying solely on such advisors and not on any statements or representation of the Company or any of its agents. The Consultant understands that he or she will be solely responsible for any tax liability that may result to him or her as a result of the transactions contemplated by this Agreement;

(ii)	the Consultant has been advised to obtain his or her own legal advice in connection with the execution of this Agreement; and

(iii)	the Option, if exercised, will be exercised for investment purposes and not with a view to the sale or distribution of the Shares to be received upon exercise thereof.

13.    The Plan

The Option is granted pursuant to the Plan and is governed by the terms thereof, which are incorporated herein by reference. In the event of any conflict or inconsistency between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall govern and control.

14.    Governing Law

This Agreement, in its interpretation and effect, shall be governed by the laws of the State of Nevada applicable to contracts executed and to be performed therein.

15.    Further Assurances

Each party hereto agrees to execute such further papers, agreements, assignments or documents of title as may be necessary or desirable to affect the purposes of this Agreement and carry out its provisions.

16.    Entire Agreement

This Agreement and the Plan, a copy of which is attached hereto as Schedule A, embody the entire agreement made between the parties hereto with respect to the matters covered herein and shall not be modified except in writing signed by the party to be charged.

17.    Counterparts

This Agreement may be executed in any number of counterparts and by facsimile, each of which shall be deemed an original, and all of which shall constitute but one and the same agreement.

LINCOLN GOLD CORPORATION

Per:    ____________________________________
           Paul F. Saxton
           President and Chief Executive Officer

Signature of Employee

Name of Employee

Address of Employee

SCHEDULE A

2005 STOCK OPTION PLAN

of

LINCOLN GOLD CORPORATION